U.S. SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES ACT OF 1934


                         GULF UNITED ENERGY, INC.
                     ---------------------------
        (Exact name of Registrant as specified in its charter)

                NEVADA                       PENDING
             -------------              ----------------
              (State of                   (IRS Employer
              incorporation               Identification
              or organization             Number)

203 Bannerman Street North, Box 219
Porcupine, Ontario                              P0N 1C0
-----------------------------------            ----------
(Address of principal                          (Zip Code)
executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class             Name of each exchange of which
to be so registered             each class is to be registered

  Not Applicable                       Not Applicable
  --------------                       --------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:
333-121571

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.001
                    ------------------------------
                          (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File 333-121571) is incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS

Exhibit
Number             Description

  3.1             Articles of Incorporation*
  3.2             Bylaws*
  5.1 Legal opinion of Craig J. Shaber, with consent to use
 10.1             Mineral Property Purchase Agreement*
 23.1             Consent of Morgan & Company, Chartered Accountants**
 23.2             Consent of Robert Reukl, B.Sc., Geological**
                  Consultant*
 99.1             Shining Tree Property Location Map*

* Filed as an exhibit to our registration statement on Form SB-2 dated December 23, 2004.

** Filed as an exhibit to our registration statement on Form SB-2 dated
   May 31, 2005.




                               SIGNATURE

 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATED:  November 14, 2006

                                 GULF UNITED ENERGY, INC.

                                 By: /s/ Bruno Fruscalzo
                                 ------------------------------
                                 Bruno Fruscalzo
                                 Secretary, Treasurer and director